Aflac Incorporated 2009 Form 10-K

EXHIBIT 10.36

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN TOHRU TONOIKE AND

AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS

THIS AMENDMENT (“Amendment”) is entered into as of the 9th day of February, 2010, by and between American Family Life Assurance Company of Columbus, a Nebraska corporation (hereinafter referred to as “Corporation”) and Tohru Tonoike, (hereinafter referred to as “Employee”).

W I T N E S S E T H:

WHEREAS, Corporation and Employee entered into an Employment Agreement dated February 1, 2007 (the “Employment Agreement”); and

WHEREAS, Corporation and Employee wish to extend the term of Employee’s employment with Corporation and as such desire to modify the Employment Agreement, effective as of February 9, 2010;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth and contained herein, Corporation and Employee agree that the Employment Agreement shall be modified as follows:

1. References to Employee as “Deputy President” of Aflac Japan throughout the Agreement shall be replaced with the word “President” to reflect Employee’s current job title and duties. Specifically, Paragraph 2 shall be amended by striking the word “Deputy” as well as the parenthetical “(or as President of AFLAC Japan if so designated)” such that Paragraph 2 now reads as follows:

Employee agrees to provide executive management services as President of Aflac Japan to Corporation and its subsidiaries and affiliates on a full-time and exclusive basis; provided, however, nothing shall preclude Employee from engaging in charitable and community affairs or managing his own or his family’s personal investments.

2. Paragraph 4 shall be amended to extend the term of the Employment Agreement by striking the text of the Paragraph in its entirety and replacing it with the following:

The term of employment under this Agreement shall begin February 1, 2007, and shall continue until December 31, 2012, unless extended or sooner terminated as hereinafter provided.

3. Paragraph 8 shall be amended by deleting the second sentence thereof and replacing it with the following:

This special retirement benefit shall be equal to 110% of the sum of all amounts actually paid to Employee as performance bonus compensation under Corporation’s Management Incentive Plan for calendar years 2007, 2008, 2009, 2010, 2011, and 2012 as set forth in Paragraph 7.

4. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms and continue to bind the parties.

5. This Amendment shall be effective as of February 9, 2010.

IN WITNESS WHEREOF, Corporation has hereunto caused its duly authorized executive to execute this Amendment on behalf of Corporation, and Employee has hereunto set his hand, all being done in duplicate originals, with one original being delivered to each party, as of the 9th day of February, 2010.

Employee	American Family Life Assurance Company of Columbus (Aflac)

/s/ Tohru Tonoike	By:	/s/ Daniel P. Amos
Tohru Tonoike		Daniel P. Amos Chairman and Chief Executive Officer

	Attest:	/s/ Joey M. Loudermilk
Joey M. Loudermilk Corporate Secretary

2